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                                                                    EXHIBIT 99.2


FOR IMMEDIATE RELEASE                                    FOR INFORMATION CONTACT
                                                         KURT DAVIS
                                                         303-672-8830



                          CORAM FILES NOTICE OF APPEAL

DENVER - DECEMBER 28, 2001 - Coram Healthcare Corporation (OTCBB:CRHEQ) and Coram, Inc., collectively referred to as Coram or the Company, today announced that they have filed a Notice of Appeal in the U.S. Bankruptcy Court for the District of Delaware related to the recent decision denying confirmation of their Second Joint Plan of Reorganization in their voluntary Chapter 11 cases. An appeal will be filed in the U.S. District Court for the District of Delaware.

Coram filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code on August 8, 2000 with the support of the lenders holding Coram, Inc.'s principal debt. The Company's operating subsidiaries have continued to maintain normal patient services and business operations, paying trade creditors currently throughout the process.

Denver-based Coram Healthcare, through its subsidiaries, including all branch offices, is a national leader in providing specialty infusion therapies and support for clinical trials, medical product development and medical informatics.

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